DEBENTURE REPAYMENT AGREEMENT

This Debenture Repayment Agreement (the "Agreement") is made effective the 29th day of June, 2007 by and between Endeavor Canada Corporation, formerly **Endeavor Energy Corporation** (the "Company"), **Dujour Products, Inc.**, a Nevada corporation whose common stock is currently trading under the symbol "DJRP", on the OTC Bulletin Board ("Dujour"), and **Albury Investments Limited** (the "Lender");

WHEREAS:

A. The Company and Lender executed an 8% Convertible Debenture in the principal sum of US$200,000 dated June 29, 2006 (the "Debenture"), and

B. The Lender is aware that the Company is undertaking to merge its operations with Dujour (the "Merger"), and

C. The Lender desires to receive payment of all outstanding principal and unpaid interest due on the Original Debenture in the form of shares issued by Dujour upon completion with the Merger, and

D. The Company and the Lender desire to amend the term of such Original Debenture.

NOW THEREFORE, for economic value, the sufficiency of which is acknowledged by the Company, Dujour and the Lender, the Parties hereby agree as follows:

The terms set forth in Item 3 of the Original Debenture (Payment of Principal Sum and Interest) are amended such that the date upon which any unpaid Principal Sum and Interest which has not been paid pursuant to any terms of the Original Debenture, shall be due and payable is extended to August 30, 2007; and

The Lender hereby agrees to a repayment of all outstanding principal and interest due on the Debenture in the form of shares of the common stock of Dujour at a market price of USD$1.50 per share, and further executes the Stock Subscription Agreement in Exhibit A to be effective upon completion of the Merger.

In the event the Merger is not complete by August 30, 2007 this Agreement is made null and void and shall have no binding effect.

Please indicate Lender's acceptance and agreement to the foregoing by having a copy of this Agreement executed in the space provided below and returning the same to me.

Sincerely,

Cameron King,
President

ACCEPTED AND AGREED:

ALBURY INVESTMENTS LIMITED

By: [signature]

Name: Shirley Chun